EXHIBIT 10.20

CONSULTING CONTRACT

Chisinau	May 2003

Asconi Corporation, a Nevada corporation, located at: 160 International Parkway, Suite 280, Heathrow, FL 32746, U.S.A., represented by its President and CEO Constantin JITARU (the “Firm”), and MELNIC Vasile, domiciled at: str. Basarabiei nr. 21, Edinet, Republic of Moldova (“Consultant”), have agreed as follows:

1. Consultant agrees to provide Firm with construction and design related consulting services including the following:

a. advice on construction and design solutions for the Firm’s projects in the territory of the Republic of Moldova.

b. projection and development works for the winery renovation projects undertaken by the Firm.

c. elaboration of cost estimates and feasibility studies for the aforementioned projects.

d. search for contractors and subcontractors, study of financial and technical proposals, development of recommendations for the selection of contractors and subcontractors.

2. This contract shall enter into effect on the date of its signing and shall remain in effect for five years.

3. Consultant shall supply the Firm, at any time when necessary, with written reports concerning the analyses and solutions provided hereunder.

4. The Firm shall bear all expenses related to the performance of this assignment within the validity of this contract.

5. The Firm shall pay the Consultant a fee equal to 100,000 shares of common stock in Asconi Corporation, a Nevada corporation.

6. The Firm represents and warrants to Consultant that the Firm is, and will be at the time of the transfer of the above stock to Consultant, the sole legal and beneficial owner of this stock and that this stock is fully paid up and is free of any pledge, lien or other encumbrance.

7. The fee is payable in advance, within six months from the date of signing of this contract.

8. Force Majeure. Either party shall not be held responsible for failure or delay to perform all or any part of this contract due to flood, fire, earthquake, draught, war or any other events, which could not be predicted, controlled, avoided or overcome by the relative party. However, the party affected by the event of Force Majeure shall inform the other party of its occurrence in writing as soon as possible and thereafter send a certificate of the event issued by the relevant authorities to the other party within 15 days after its occurrence.

9. The parties acknowledge that Consultant’s relationship with the Firm hereunder is one of an independent contractor and that in no case shall Consultant be deemed an employee of the Firm and be entitled to the benefits and protection provided by labor law.

	FIRM:		CONSULTANT:

By:	/s/ Constantin Jitaru	By:	/s/ Vasile Melnik
	Constantin Jitaru		Vasile Melnik